As filed with the Securities and Exchange Commission on August 3, 2007
Registration Statement No. 33-97794

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 3 to
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CRESCENT REAL ESTATE EQUITIES COMPANY
(Exact name of Registrant as Specified in Its Charter)

Texas	52-1862813\
(State or Other Jurisdiction	(I.R.S. Employer Identification No.)
of Incorporation or Organization)
c/o Morgan Stanley
1585 Broadway
New York, New York 10036
(212) 761-4000
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
Morgan Stanley
1585 Broadway
New York, New York 10036
Attention: Barbara L. Burns
(212) 762-4744
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Gilbert G. Menna, Esq.
John T. Haggerty, Esq.
Goodwin Procter LLP
Exchange Place
53 State Street
Boston, MA
(617) 570-1000

TERMINATION OF REGISTRATION
     This Post-Effective Amendment No. 3 relates to the Registration Statement on Form S-3, as amended, (Registration No. 33-97794) of Crescent Real Estate Equities Company (“Crescent”).
     On August 3, 2007, pursuant to the terms of an Agreement and Plan of Merger, by and among Crescent, Crescent Real Estate Equities Limited Partnership (the “Operating Partnership”), Moon Acquisition Holdings LLC (“Parent”), Moon Acquisition LLC (“REIT Merger Sub”) and Moon Acquisition Limited Partnership (“Partnership Merger Sub”), dated as of May 22, 2007, Crescent merged with and into REIT Merger Sub, with REIT Merger Sub as the surviving entity (the “REIT Merger”). Parent, REIT Merger Sub and Partnership Merger Sub are affiliates of Morgan Stanley Real Estate.
     In connection with the REIT Merger, Crescent hereby removes from registration all of its securities registered pursuant to this Registration Statement that remain unissued.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this third day of August 2007.

MOON ACQUISITION LLC (as surviving entity of its merger with Crescent Real Estate Equities Company)

By:	/s/ Michael J. Franco Michael J. Franco
Principal Executive Officer
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

NAME	TITLE	DATE

/s/ Michael J. Franco Michael J. Franco	Principal Executive Officer of Moon Acquisition LLC and Principal Executive Officer of Moon Acquisition Holdings LLC, in its capacity as manager of Moon Acquisition LLC	August 3, 2007

/s/ John B. Kessler John B. Kessler	Principal Financial Officer	August 3, 2007

/s/ R. Gregory Fox R. Gregory Fox	Principal Accounting Officer	August 3, 2007